UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2016

Diamond Resorts International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 29, 2016, Diamond Resorts International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dakota Parent, Inc., a Delaware corporation (“Parent”), and Dakota Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in a two-step all cash transaction, consisting of a tender offer (the “Offer”), followed by a subsequent back-end merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”).

The Company’s Board of Directors (the “Board”), acting upon the recommendation of its Strategic Review Committee (the “Strategic Review Committee”), determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence the Offer for all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $30.25 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any withholding taxes, and on the terms and conditions set forth in the Merger Agreement.

The Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, then Merger Sub will extend the Offer for one or more consecutive periods of up to 5 business days to permit the satisfaction of all Offer conditions, except that, if the sole remaining unsatisfied Offer condition is the Minimum Condition (as defined below), Merger Sub will only be permitted to extend the Offer on up to two occasions of 5 business days each, unless Parent and the Company otherwise agree. If the debt financing is not available at the scheduled expiration time of the Offer, Merger Sub may, subject to certain conditions, extend the Offer on up to four occasions of 5 business days each.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (1) Shares having been validly tendered and (not properly withdrawn) prior to the expiration of the Offer that represent, together with the Shares then owned by Merger Sub, at least a majority of the then outstanding Shares (the “Minimum Condition”), (2) the expiration or early termination of the waiting period applicable to the Offer and the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and certain other regulatory approvals, (3) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Merger, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (generally subject to Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (5) the Company’s performance of its obligations under the Merger Agreement in all material respects, (6) the absence, since the date of the Merger Agreement, of any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (7) the completion of a specified marketing period for the debt financing Parent and Merger Sub are using to fund a portion of the aggregate Offer Price and Merger Consideration (the “Marketing Period”), and (8) the Company not having declared or paid any dividends or distributions since the date of the Merger Agreement.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Merger will be effected pursuant to the procedure provided for by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance of the Shares validly tendered and not validly withdrawn pursuant to the Offer (the “Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (ii) the Company or any direct or indirect wholly owned subsidiary of the Company or (iii) stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any withholding taxes.

Immediately prior to the Effective Time (i) each outstanding Company stock option will vest and become exercisable (to the extent then unvested and unexercisable) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by (y) the total number of Shares subject to such Company stock option, and (ii) each outstanding Company restricted stock unit and each outstanding Share of restricted stock will vest (to the extent then unvested) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration, multiplied by (y) the number of Shares subject to such restricted stock unit or the number of Shares of restricted stock, as applicable.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business consistent with past practice in all material respects and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Offer Price and the Merger Consideration and all related fees and expenses. Apollo Funds have (i) committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount of $1,062,805,544 on the terms and subject to the conditions set forth in an equity commitment letter dated June 29, 2016 (the “Equity Commitment Letter”) and (ii) provided the Company with a limited guarantee in favor of the Company dated June 29, 2016 (the “Limited Guarantee”) guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

Barclays Bank PLC (“Barclays”), Royal Bank of Canada (“RBC”), Jefferies Finance LLC (“Jefferies”) and PSP Investments Credit USA LLC (“PSP Investments” and together with Barclays, RBC and Jefferies, the “Lenders”) have committed to provide a $1,200 million senior secured term facility, a $100 million senior secured revolving credit facility and a $600 million senior unsecured bridge credit facility, on the terms and subject to the conditions set forth in a debt commitment letter dated June 29, 2016 (the “Debt Commitment Letter”). Each of Barclays, RBC Capital Markets and Jefferies will act as a joint bookrunner and a joint lead arranger for the debt financing. It is expected that at the consummation of the Merger, senior unsecured notes will be issued and sold pursuant to a high yield senior unsecured notes offering in lieu of a portion or all of the drawings under the senior unsecured bridge facility. The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of customary conditions. The final termination date for the Debt Commitment Letter is the same as the termination date under the Merger Agreement (which is four months from the date of the Merger Agreement).

Prior to the Acceptance Time, the Board may, among other things, (1) change its recommendation that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer or (2) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including providing Parent with a 3 business day period (subject to an additional two business day period in the event of material changes in respect of a Superior Proposal) during which the Company will negotiate in good faith with Parent to enable Parent to effect revisions to the terms and conditions of the Merger Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal or, in connection with a change of recommendation, would cause the Strategic Review Committee to no longer believe that the failure to make a change of recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $44.6 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $133.8 million under certain circumstances specified in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by the terms of the Merger Agreement, a copy of which accompanies this filing. The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (ii) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. In addition, any such confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

If the Merger is consummated, the Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events

On June 29, 2016, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and among Diamond Resorts International, Inc., Dakota Parent, Inc. and Dakota Merger Sub, Inc.

99.1	Press Release, dated June 29, 2016.

Forward-Looking Statements

This communication contains forward-looking statements, including statements related to proposed transaction and other statements regarding the Company’s current expectations, prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation that the conditions to closing the transaction will be satisfied; the impact of the transaction on the Company’s business, its financial and operating results and its employees, suppliers and customers (in particular, HOAs and prospective purchasers of vacation ownership interests); factors affecting the feasibility and timing of any transaction or other action, including, without limitation, required third-party consents and regulatory approvals; the ability to identify and close any transaction; and risks related to realization of the expected benefits of the transaction or other action to the Company and its stockholders. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Diamond Resorts referenced in this 8-K has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that the Apollo Funds’ acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, the Apollo Funds’ and its acquisition subsidiary will file tender offer materials on Schedule TO, and Diamond Resorts thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE DIAMOND RESORTS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE DIAMOND RESORTS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Diamond Resorts at no expense to them at the SEC’s web site at www.sec.gov. Investors and securityholders may also access copies of the Solicitation/Recommendation Statement and other related documents (when available) that Diamond Resorts files with the SEC, at investors.diamondresorts.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND RESORTS INTERNATIONAL, INC.

Date: June 29, 2016	/s/ Jared T. Finkelstein
Name: Jared T. Finkelstein
Title: Senior Vice President-General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and among Diamond Resorts International, Inc., Dakota Parent, Inc. and Dakota Merger Sub, Inc.

99.1	Press Release, dated June 29, 2016.